                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  July 22, 1999
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                       Imperial Credit Industries, Inc.
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              (Exact Name of Registrant as Specified in Charter)

          California                0-19861                 95-4054791
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(State or Other Jurisdiction      (Commission             (IRS Employer
      Of Incorporation)           File Number)         Identification No.)


  23550 Hawthorne Blvd., Bldg. #1, Suite 240, Torrance, CA     90505
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        (Address of Principal Executive Offices)            (Zip Code)



Registrant's telephone number, including area code  (310) 791-8040
                                                    ---------------------------

  23550 Hawthorne Blvd., Bldg. #1, Suite 110, Torrance, CA     90505
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events

     Following the Registrant's previously reported all cash acquisition offer valuing Imperial Credit Commercial Mortgage Investment Corp. (the "Company") at $11.50 per share, a committee of the independent directors of the Company has negotiated and the full Board of Directors of the Company has unanimously approved a Merger Agreement ("the Agreement") by and among the Company, the Registrant and ICCMIC Acquisition Corp. ("Merger Sub"), a newly formed wholly owned subsidiary of the Registrant. Pursuant to the Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. In the merger, each issued and outstanding Share other than Shares held by the Registrant and its subsidiaries will be converted into the right to receive $11.50 per Share in cash, subject to adjustment, upon the terms and conditions provided in the Agreement. Completion of the merger is subject to approval by the shareholders of the Company and other conditions. In addition, the Agreement provides a sixty-day period during which the Company may seek a superior proposal from third parties. Copies of the joint press release issued by the Company and the Registrant describing the Agreement and of the Merger Agreement are attached as Exhibits 2.1 and 99.1 hereto respectively.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     Items (a) and (b) are inapplicable.

     (c)    Exhibits.

Exhibit 2.1 Merger Agreement, dated as of July 22, 1999, by and among the Registrant, ICCMIC Acquisition Corp. and the Company.

Exhibit 99.1 Joint press release issued by the Registrant and the Company on July 22, 1999 announcing the proposed Merger and the signing of the Merger Agreement.

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  IMPERIAL CREDIT INDUSTRIES, INC.


Date:  July 23, 1999              By: /s/ Irwin L. Gubman
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                                      Irwin L. Gubman, General Counsel